UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2008

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Blvd., Suite 1220, Los Angeles, CA  90024
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 310- 473-0853

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.
Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 1, 2008, Emvelco Corp. (the “Company”) amended its certificate of incorporation to increase its authorized shares of common stock from 35,000,000 to 400,000,000 (the “Increase Amendment”). The amendment of the certificate of incorporation was approved by the board of directors as well as the shareholders holding a majority of the issued and outstanding shares of common stock (the “Majority Shareholders”) at the special meeting of shareholders held July 28, 2008 (the “Special Meeting”). The Majority Shareholders at the Special Meeting adopted the 2008 Stock Incentive Plan and approved the issuance of up 50,000,000 shares of common stock upon the conversion of our Series A Convertible Preferred Stock (the “Series A Preferred”) held by PMFT Holdings, Ltd., Corporate Group Services Limited, Sully LLC and Beacon Financial Corp. (collectively, the “Series A Holders”) and the resulting change of control that will occur in connection with the share issuance. Following the conversion of the Series A Preferred, the Series A Holders will own approximately 87% of the issued and outstanding shares of the Company. There are no arrangements or understandings among the Series A Holders and the Company’s former control group and their associates with respect to election of directors or other matters. The Company is not aware of any arrangements, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Upon filing the Increase Amendment, the Company advised the Series A Holders that it is converting the Series A Preferred into shares of common stock as permitted by the Certificate of Designation for the Series A Preferred. The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Series A Holders are accredited investor and/or qualified institutional buyer, the Series A Holders had access to information about the Company and its investment, the Series A Holders took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The Majority Shareholders appointed the following parties at the Special Meeting to serve as directors of the Company to hold office until the next annual meeting of the stockholders of the Company and until their successors are elected and qualified.

Stewart Reich , age 63, Chairman of the Board since June 2004, was CEO and President of Golden Telecom Inc., Russia's largest alternative voice and data service provider as well as its largest ISP, since 1997. In September 1992, Mr. Reich was employed as Chief Financial Officer at UTEL (Ukraine Telecommunications), of which he was appointed President in November 1992. Prior to that, Mr. Reich held various positions at a number of subsidiaries of AT&T Corp. Mr. Reich have been a Director of the Company since 2002. Mr. Reich is Chairman of the Board, as well as head of the Audit Committee and the Compensation Committee.

Yossi Attia , age 45, has been self employed as a real estate developer since 2000. Mr. Attia was appointed to the Board of Directors (“Board”) on February 1, 2005, and as the CEO and President of the Company on August 14, 2006. Prior to entering into the real estate development industry, Mr. Attia served as the Senior Vice President of Investments of Interfirst Capital from 1996 to 2000. From 1994 though 1996, Mr. Attia was a Senior Vice President of Investments with Sutro & Co. and from 1992 through 1994. Mr. Attia served as the Vice President of Investments of Prudential Securities. Mr. Attia received a Bachelor of Arts (“BA”) in economics and marketing from Haifa University in 1987 and a Masters of Business Administration (“MBA”) from Pepperdine University in 1995. Mr. Attia held Series 7 and 63 securities licenses from 1991 until 2002. Effective March 21, 2005, Mr. Attia was appointed as a member of the Audit Committee and the Compensation Committee. In June 2006, Mr. Attia was appointed as the CEO of ERC. Upon his appointment as the CEO of ERC, Mr. Attia was not considered an independent Director. Consequently, Mr. Attia resigned from all committees.

Gerald Schaffer , age 83, on June 22, 2006, the Board of Directors of the Company appointed unanimously Mr. Schaffer as director as well as member of the Audit and Compensation committees. There are no understandings or arrangements between Mr. Schaffer and any other person pursuant to which Mr. Schaffer was selected as a director. Mr. Schaffer does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer or any major shareholder. Gerald Schaffer has been extensively active in corporate, community, public, and government affairs for many years, having served on numerous governmental boards and authorities, as well as public service agencies, including his current twenty-one year membership on the Board of Directors for the American Lung Association of Nevada. Additionally, Mr. Schaffer is a past member of the Clark County Comprehensive Plan Steering Committee, as well as a former Commissioner for Public Housing on the Clark County Housing Authority. For many years he served as a Planning Commissioner for the Clark County Planning Commission, which included the sprawling Las Vegas Strip. His tenure on these various governmental entities was enhanced by his extensive knowledge of the federal government. Mr. Schaffer is Chairman Emeritus of the Windsor Group and a founding member of both Windsor and its affiliate — Gold Eagle Gaming. Over the years the principals of Windsor have developed shopping and marketing centers, office complexes, hotel/casinos, apartments, residential units and a wide variety of large land parcels. Mr. Schaffer continues to have an active daily role in many of these subsidiary interests. He is also President of the Barclay Corporation, a professional consulting service, as well as the Barclay Development Corporation, dealing primarily in commercial land acquisitions and sales.

Mike M. Mustafoglu, age 58, will also serve as the Chairman of the Board of Directors. Mr. Mustafoglu is the founder and President of TransGlobal Financial Services LLC. Prior to establishing TransGlobal in 1991, Mr. Mustafoglu served as the president of the petroleum related companies owned by the Oxbow Group. Oxbow has been engaged in oil and gas exploration and production, electricity generation, petroleum trading and refining, coal and coke trading and merchant fuel operations. As President, Mr. Mustafoglu oversaw the following Oxbow companies:

- Oxbow Energy: Exploration & Production

- Oxbow Resources: Oil, gasoline and fuel oil trading and refining

- Petroport Terminals: Storage & wholesale marketing

- Oxbow Hydrocarbons: Refining & marketing; gas liquids trading

- Pacific Basin Transportation: Fuel transportation & distribution

Prior to joining Oxbow in 1984, Mr. Mustafoglu was with J. Paul Getty's Getty Oil Company, where he was Vice President of Finance for Getty Oil Canada, which became part of Texaco in 1984. Mr. Mustafoglu started his career in the oil business as a geophysicist with Shell Oil Company in 1974. Mr. Mustafoglu has served as director on the boards of various public and private companies. Mr. Mustafoglu received a Bachelor of Science degree in Electrical Engineering from Wichita State University in Kansas in 1974, where he attended school as a Fulbright Scholar. He earned a Masters in Business Administration in finance and quantitative science from University of Southern California/University of Houston in 1978.

Mace Miller received his BBA in Accounting and an MBA with International Concentration from the University of Texas at El Paso in 1989 and 1992, respectively. Further, Mr. Mace received his law degree from the University of Texas at El Paso in 1992. From 2001 to 2006, Mr. Miller has been a principal with Raymond James Financial Services. Mr. Miller, since 2006, has been a partner with Coronado Capital Advisers, where he has been responsible for the administration and creation of proprietary hedge fund. He has been a frequent speaker at various international venues, including the Raymond James National Conference, on tax mitigation and anti-money laundering issues related to hedge funds. Recognized as an expert in international finance, Mr. Miller has consulted on numerous bond offerings in the United States and the Dominican Republic on behalf of institutions and investors alike. Mr. Miller is a licensed Attorney with the State of Texas.

Darren C. Dunckel, age 39, from 2006 to the present, has served as President of Emvelco RE Corp., a Nevada corporation and former subsidiary of the Company ("ERC"). As President, he oversees management of real estate acquisitions, development and sales in the United States and Croatia where ERC holds properties. From 2005 to the present, Mr. Dunckel has been President of Verge Living Corporation, a Nevada corporation ("Verge") and wholly owned subsidiary of ERC (f/k/a The Aquitania Corp. and AO Bonanza Las Vegas, Inc.). In connection with this position, Mr. Dunckel oversees management of the Verge Project, a 318 unit 30,000 sq ft commercial mixed use building in Las Vegas, Nevada. The Company was the initial financier of the Verge Project. Concurrently, Mr. Dunckel is the Managing Director of The International Holdings Group Ltd. ("TIHG"), the sole shareholder of ERC and as such manages the investment portfolio of this holding company. Since 2004, Mr. Dunckel is the President of MyDaily Corporation managing the operations of this financial services company. Prior to 2004, from 2002 through 2004, Mr. Dunckel was Vice President, Regional Director for the Newport Group managing the territory for financial and consulting services. From 2000 to 2002, Mr. Dunckel was Vice President, Regional Director for New York Life Investment Management consulting with financial advisors and corporations with respect to investments and financial services. Mr. Dunckel has entered into various transactions and agreements with the Company on behalf of ERC, Verge and TIHG (all such transactions have been reported on the Company filings of Form 8Ks). On December 31, 2006, Mr. Dunckel executed the Agreement and Plan of Exchange on behalf of TIHG which was issued shares in ERC in consideration for the exchange of TIHG's interest in Verge. Pursuant to that certain Stock Transfer and Assignment of Contract Rights Agreement dated as of May 14, 2007, the Company transferred its shares in ERC in consideration for the assignment of rights to that certain Investment and Option Agreement, and amendments thereto, dated as of June 19, 2006 which gives rights to certain interests and assets. Mr. Dunckel has represented and executed the foregoing agreements on behalf of ERC, Verge and TIHG as well as executed agreements on behalf of Verge to transfer 100% of Verge.

Item 9.01 Financial Statement and Exhibits

Exhibit No.  Exhibit Description

3.1   Certificate of Amendment to the Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

By:	/s/ YOSSI ATTIA
Name: Yossi Attia
Title: Chief Executive Officer

Date:	August 1, 2008 Los Angeles, California